As filed with the Securities and Exchange Commission on December 8, 2006

                                                      Registration No. 333-_____
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CONN'S, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                        06-1672840
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               3295 College Street
                              Beaumont, Texas 77701
           (Address of Principal Executive Offices including Zip Code)

                  2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
              AMENDED AND RESTATED 2003 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                              Thomas J. Frank, Sr.
                Chairman of the Board and Chief Executive Officer
                                  Conn's, Inc.
                               3295 College Street
                              Beaumont, Texas 77701
                     (Name and address of agent for service)

                                 (409) 832-1696
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              Sydney K. Boone, Jr.
                            Corporate General Counsel
                                  Conn's, Inc.
                               3295 College Street
                              Beaumont, Texas 77701
                                  409-832-1696

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed             Proposed
          Title of securities           Amount to       maximum offering     maximum aggregate      Amount of
            to be registered        be registered (1)  price per share (2)  offering price (2)  registration fee (2)

Common Stock, $0.01 par value per
 share, issuable under the Conn's,
 Inc. 2003 Non-Employee Director
 Stock Option Plan                        300,000           $ 21.50           $  6,448,500          $   689.99

====================================================================================================================
Common Stock, $0.01 par value per
 share, issuable under the Conn's,
 Inc. Amended and Restated 2003
 Incentive Stock Option Plan            1,300,000           $ 21.50           $ 27,943,500          $ 2,989.95


====================================================================================================================
Total                                   1,600,000           $ 21.50           $ 34,392,000          $ 3,679.94

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and any additional shares that may be issued pursuant to the anti-dilution provisions of the employee benefit plans described herein.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the common stock, par value $0.01 per share (the "Common Stock"), of Conn's, Inc. (the "Company"), reported on the Nasdaq National Market on December 1, 2006.

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                                EXPLANATORY NOTE

     We are filing this Registration Statement to register additional shares of our Common Stock issuable pursuant to the Company's 2003 Non-Employee Director Stock Option Plan and Amended and Restated 2003 Incentive Stock Option Plan and consists of only those items required by General Instruction E to Form S-8.


                           INCORPORATION BY REFERENCE


     The following documents of the Company filed with the Commission are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-8 filed with the Commission on December 18, 2003 (Commission File No. 333-111280);

     (b) The Company's Registration Statement on Form S-8 filed with the Commission on December 18, 2003 (Commission File No. 333-111281);

     (c) The Company's Annual Report on Form 10-K/A for its fiscal year ended January 31, 2006, filed with the Commission on September 15, 2006;

     (d) The Company's Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2006, filed with the Commission on September 15, 2006 as further amended by the Company's second amendment on Form 10-Q/A, filed with the Commission on October 4, 2006;

     (e) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2006, filed with the Commission on September 15, 2006;

     (f) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2006, filed with the Commission on November 30, 2006; and

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 10, 2003, including any other amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

     See Index to Exhibits.





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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaumont, State of Texas, on December 8, 2006.

                                   CONN'S, INC.


                                   By: /s/ Thomas J. Frank, Sr.
                                       -----------------------------------------
                                       Thomas J. Frank, Sr.
                                       Chairman of the Board and Chief Executive
                                       Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Thomas J. Frank, Sr. and David L. Rogers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                          Capacity                   Date
-------------------------  -----------------------------------  ----------------

/s/ Thomas J. Frank, Sr.   Chairman of the Board and Chief
-------------------------  Executive Officer
Thomas J. Frank, Sr.       (Principal Executive Officer)        December 8, 2006

/s/ David L. Rogers        Chief Financial Officer
-------------------------  (Principal Financial and Accounting
David L. Rogers            Officer)                             December 8, 2006

/s/ Marvin D. Brailsford   Director
-------------------------
Marvin D. Brailsford                                            December 8, 2006

/s/ Jon E.M. Jacoby        Director
-------------------------
Jon E.M. Jacoby                                                 December 8, 2006

/s/ Bob L. Martin          Director
-------------------------
Bob L. Martin                                                   December 8, 2006

/s/ Douglas H. Martin      Director
-------------------------
Douglas H. Martin                                               December 8, 2006

/s/ William C. Nylin, Jr.  Director
-------------------------
William C. Nylin, Jr.                                           December 8, 2006

/s/ Scott L. Thompson      Director
-------------------------
Scott L. Thompson                                               December 8, 2006

/s/ William T. Trawick     Director
-------------------------
William T. Trawick                                              December 8, 2006

/s/ Theodore M. Wright     Director
-------------------------
Theodore M. Wright                                              December 8, 2006



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                                       5

                                INDEX TO EXHIBITS


 Exhibit
 Number                                 Description
--------- ----------------------------------------------------------------------

    4.1 Conn's, Inc. Amended and Restated 2003 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to Conn's, Inc. registration statement on Form S-1 (Commission File No. 333-109046) as filed with the Commission on September 23, 2003).

    4.2 Amendment to the Conn's, Inc. Amended and Restated 2003 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 10.1.1 to Conn's, Inc. Form 10-Q for the quarterly period ended April 30, 2004 (Commission File No. 000-50421) as filed with the Commission on June 7, 2004).

    4.3 Conn's, Inc. Amended and Restated 2003 Incentive Stock Option Plan as of May 31, 2006

    4.4 Conn's, Inc. 2003 Non-Employee Director Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to Conn's, Inc. registration statement on Form S-1 (Commission File No. 333-109046) as filed with the Commission on September 23, 2003).

    4.5 Conn's, Inc. Amended and Restated 2003 Non-Employee Director Stock Option Plan as of May 31, 2006.

    5.1 Opinion of Fulbright & Jaworski L.L.P. as to the shares under the Conn's, Inc. Amended and Restated 2003 Incentive Stock Option Plan.

    5.2 Opinion of Fulbright & Jaworski L.L.P. as to the shares under the Conn's, Inc. 2003 Non-Employee Director Stock Option Plan.

   23.1 Consent of Fulbright & Jaworski L.L.P. (included in the opinions filed as Exhibit 5.1 and Exhibit 5.2 hereto).

   23.2 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

   24.1 Power of Attorney (included with signature page of this Registration Statement).

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